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                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                        RESERVE SPECIAL PORTFOLIOS TRUST

                                       AND

                              RESRV PARTNERS, INC.


Date: JUNE 22, 1993


Resrv Partners, Inc.
1250 Broadway
New York, NY  10001-3701

Dear Sirs:

     Reserve Special Portfolios Trust (the "Trust"), a Delaware business trust, is registered as an investment company under the investment Company Act of 1940, as amended, (the "Act") and an indefinite number of shares of beneficial interest have been registered under the Securities Act of 1933 to be offered for sale to the public in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional Information included in such Registration Statement as they may be amended from time to time.

     In this connection, the Trust desires that you act as a Principal Underwriter of the Trust for the sale and distribution of shares which have been registered as described above and any additional shares which may be registered during the term of this Agreement.

     1. The Trust hereby appoints you as a Distributor for the sale of its shares pursuant to the aforesaid continuous public offering. In this capacity, you will have the right to enter into selected dealer agreements in a form approved by the Trust with brokers of your choice for the sale of Trust shares or for Trust distribution assistance. Within the United States, you may enter into selected dealer agreements with brokers who are members in good standing with the National Association of Securities Dealers, Inc. (the "NASD") using either (a) a dealer agreement provided by the Trust of (b) your dealer agreement provided it has been approved prior to first use by the Trust. With respect to non-U.S. brokers, you may only enter into selected dealer agreements with those who agree to abide by the rules and regulations of the NASD. You will require each broker to conform to the provisions hereof and the Registration Statement (and Prospectus) at the time in effect under the Securities Act of 1933 with respect to the offering price of the Trust's shares.

     2. You hereby accept such appointment and agree to use your best efforts to sell such shares and to form such a group, provided, however, that when requested by the Trust at any time because of market or other economic considerations or abnormal circumstances of any kind, you will suspend such efforts. The Trust may also withdraw the offering of its shares at any time when required by the provisions of any statue, order, rule or regulation of any Governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific portion of the shares of the Trust.

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     3. The shares shall be sold by you at the current public offering price in the effect which may or may not include a sales charge. Certain investors may purchase shares at net asset value as set forth in the effective Prospectus.

     4. As a Principal Underwriter, you shall have the right to accept or reject orders for the purchase of Trust shares. Any purchase payment which you may receive in connection with a rejected purchase order will be returned promptly to the payor or originating broker. The Trust agrees promptly to issue confirmation on your behalf for all purchase orders accepted by the Trust and to retain a copy of such confirmations for you as included in the shareholder ledger.

     5. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

     6. The Trust has delivered to you a copy of its current Prospectus and Statement of Additional Information. It agrees that it will use its best efforts to continue the effectiveness of the Registration Statement under the Securities Act of 1933, the Act and applicable state securities laws. The Trust further agrees to prepare and file any amendment to its Registration Statement as may be necessary and any supplemental data in order to comply with the Securities Act of 1933, the Act and applicable state securities laws. The Trust will furnish you with a reasonable number of copies of the Prospectus and Statement of Additional Information, as amended, for use in connection with the sale of Trust shares.

     7. You agree that:

     (a) You will furnish to the Trust any pertinent information required to be inserted with respect to you as a Principal Underwriter within the meaning of the Securities Act of 1933 in any reports or registration required to be filed with any Government authority; and

     (b) You will not give any information or make any representations other than as contained in the Registration Statement, Prospectus or Statement of Additional Information filed under the Securities Act of 1933, the Act or applicable state securities laws, as in effect from time to time, or in any supplemental sales provided by the Trust's investment adviser to use in connection with the sales of shares.

     8. (a) You shall comply with all applicable provisions of the Act, the Securities Act of 1933 and all other federal an state laws, rules and regulations governing the issuance and sale of Trust shares and shall indemnify and save harmless the Trust from any damage on account of any wrongful act by you or any employees, representatives or agents.

     (b) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on your part, the Trust and Reserve Management Company, Inc. agree to indemnity you against any and all claims, demands, liabilities and expenses which you may incur under the Securities Act of 1933, applicable state securities laws, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by you.

     (c) You agree to indemnify the Trust and Reserve Management Company, Inc. against any and all claims, demands, liabilities and expenses which the Trust may incur under the Securities Act of 1933, applicable state securities laws, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Trust, or

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any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by you.

     9. The expenses of any registration of the Trust's shares under the Securities Act of 1933 or of any state shall be paid by the Trust.

     10. You will be subject at all times to the policies and control of the Trust's Board of Trustees.

     11. Your services to the Trust are not to be deemed to be exclusive, and you shall be free to render underwriting and distribution or other services to others (including other investment companies) and to engage in other activities, so long as your services under this Agreement are not impaired thereby.

     12. This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the Act.

     13. This Agreement may be terminated at any time without payment of any penalty by a majority of the "non-interested trustees" or by vote of a majority of the outstanding voting securities of the Trust as defined in the Plan (on not more than 60 days' written notice to you at your principal place of business). You, on not more than 60 days' written notice addressed to the Trust at its principal place of business, may terminate this Agreement.

     14. This Agreement shall remain in effect for one year from its effective date and may be continued thereafter if approved at least annually by the vote of a majority of the trustees of the Trust, including a majority of the "non-interested trustees", cast in person at a meeting called for the purpose of voting on such Agreement.

     15. You understand and agree that the obligations of the Trust under the Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust and Trust's property. You represent that you have notice of the provisions of the Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

     16. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepared, to the other party at such address as such other party may designate for receipt of such notice.

     If the foregoing is in accordance with your understanding, kindly so indicate by signing in the space provided below.

                                               RESERVE SPECIAL PORTFOLIOS TRUST


                                         By: __________________________________


Accepted:

RESRV PARTNERS, INC.


By: ____________________________________

Title: ___________________________________